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                                                                    Exhibit 32.2

                           SECTION 1350 CERTIFICATION

      In connection with the Quarterly Report of Retail Ventures, Inc. (the "Company") on Form 10-Q for the period ending May 1, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James
A. McGrady, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                   /s/ James A. McGrady
                                   ---------------------------------------------
                                   James A. McGrady
                                   Executive Vice President, Chief Financial
                                   Officer, Treasurer and Secretary of Retail
                                   Ventures, Inc.

June 7, 2004

A signed original of this written statement required by Section 906 has been provided to Retail Ventures, Inc. and will be retained by Retail Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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